Exhibit 99.1
United States 12 Month Oil Fund, LP
Monthly Account Statement
For the Month Ended May 31, 2011

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$4,074,820
Unrealized Gain (Loss) on Market Value of Futures	(29,293,550)
Dividend Income	1,452
Interest Income	252
ETF Transaction Fees	4,000
Total Income (Loss)	$(25,213,026)

Expenses
Investment Advisory Fee	$120,271
Tax Reporting Fees	26,753
Audit Fees	7,192
NYMEX License Fee	5,003
Brokerage Commissions	2,414
Non-interested Directors' Fees and Expenses	1,575
Prepaid Insurance Expense	930
SEC & FINRA Registration Expense	806
Total Expenses	$164,944
Net Gain (Loss)	$(25,377,970)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 5/1/11	$282,589,898
Withdrawals (500,000 Units)	(23,213,218)
Net Gain (Loss)	(25,377,970)

Net Asset Value End of Period	$233,998,710
Net Asset Value Per Unit (5,000,000 Units)	$46.80

To the Limited Partners of United States 12 Month Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended May 31, 2011 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States 12 Month Oil Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502